Exhibit 1.1

THE CHARLES SCHWAB CORPORATION

165,443,530 Shares

Common Stock

($0.01 par value per Share)

UNDERWRITING AGREEMENT

February 10, 2025

UNDERWRITING AGREEMENT

February 10, 2025

TD Securities (USA) LLC

Goldman Sachs & Co. LLC

as Representatives of the

several Underwriters named

in Schedule A hereto

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

TD Group US Holdings LLC, a Delaware limited liability company (the “Selling Stockholder”), proposes, subject to the terms and conditions stated herein, to sell to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom you are acting as Representatives, an aggregate of 165,443,530 shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Charles Schwab Corporation, a Delaware corporation (the “Company”). The Shares are described in the Prospectus that is referred to below. A portion of the Shares (the “Conversion Shares”) are issuable upon the automatic conversion, as a result of the purchase and sale pursuant to this Agreement, of an equal number of nonvoting shares of common stock of the Company, $0.01 par value per share (the “Nonvoting Shares”).

In addition, the Company has entered into an agreement with the Selling Stockholder, dated February 9, 2025 (the Share Repurchase Agreement”), pursuant to which the Company has agreed to repurchase (the “Share Repurchase”) from the Selling Stockholder at the Time of Purchase (as defined below) an aggregate of 19,235,208 shares of Common Stock at a price per share equal to the price per share to be paid by the Underwriters to the Selling Stockholder hereunder. The completion of the Share Repurchase is contingent on the satisfaction of customary closing conditions and conditioned upon the completion of the sale of the Shares by the Selling Stockholder pursuant to this underwriting agreement (this “Agreement”).

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-275858) under the Act (the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement has become effective under the Act.

Except where the context otherwise requires, “Registration Statement” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time.

The Company has furnished or made available to you, for use by the Underwriters and by dealers in connection with the offering of the Shares, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Shares. Except where the context otherwise requires, “Pre-Pricing Prospectus” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Basic Prospectus” as used herein, means any such basic prospectus attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

Except where the context otherwise requires, “Prospectus” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act). Each Underwriter severally covenants and agrees with the Company that such Underwriter has not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package” as used herein, means any Pre-Pricing Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, as of the Applicable Time, and the information included on Schedule C hereto, all considered together.

“Applicable Time” means 6:10 p.m., New York City time, on the date of this Agreement.

Any reference herein to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean any day other than a day on which banks are permitted or required to be closed in New York City. The terms “herein”, “hereof”, “hereto”, “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or” as used herein, is not exclusive.

The Company, the Selling Stockholder and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Selling Stockholder the respective number of Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 10 hereof, in each case at a purchase price of $77.982 per Share. The Selling Stockholder is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Shares as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

2. Payment and Delivery. Payment of the purchase price for the Shares shall be made to the Selling Stockholder by Federal Funds wire transfer against delivery of the Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery with respect to the Shares shall be made at 10:00 a.m., New York City time, on February 12, 2025 (such time being referred to herein as the “Time of Purchase”, and such date being referred to herein as the “Closing Date”) (unless another time shall be agreed to by you and the Selling Stockholder or unless postponed in accordance with the provisions of Section 10 hereof). Electronic transfer of the Shares shall be made to you at the Time of Purchase in such names and in such denominations as you shall specify.

Without limiting the applicability of the foregoing or any other provision of this Agreement, the Shares being sold to TD Securities (USA) LLC shall not include any Nonvoting Shares, with any such Nonvoting Shares instead being allocated and sold to the other Underwriters.

Deliveries of the documents described in Section 8 hereof with respect to the purchase of the Shares shall be made at the offices of Allen Overy Shearman Sterling US LLP, at 599 Lexington Avenue, New York, New York, 10022 at 9:00 a.m., New York City time, on the Closing Date.

3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) the Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof and has heretofore become effective under the Act; no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; and no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission;

(b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the Time of Purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; as of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, and as of each time, if any, an “offer by or on behalf of” (within the meaning of Rule 163 under the Act) the Company was made prior to the initial filing of the Registration Statement, the Company is and was a “well-known seasoned issuer” as defined in Rule 405 under the Act; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5) under the Act); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the Time of Purchase did or will any Pre-Pricing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and at no time during such period did or will any Pre-Pricing Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Basic Prospectus complied, as of its date and the date it was filed with the Commission, complies as of the date hereof and, at the Time of Purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the date of such Basic Prospectus and ends at the Time of Purchase did or will any Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the Time of Purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the Time of Purchase and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus complied in all material respects with the requirements of the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby); at no time during the period that begins on the date of each Permitted Free Writing Prospectus and ends at the Time of Purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus as set forth in Section 12 hereof; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Act, in each case at the times specified in the Act in connection with the offering of the Shares; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company;

(d) the Company has an authorized and outstanding capitalization as set forth in the Pre-Pricing Prospectus and the Prospectus, and, as of the Time of Purchase the Company shall have an authorized and outstanding capitalization as set forth in the Pre-Pricing Prospectus and the Prospectus subject, in each case, to the issuance of shares of Common Stock pursuant to the Company’s existing employee benefit plans referred to in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus and the Share Repurchase; all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, right of first refusal or similar right under the General Corporation Law of the State of Delaware or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party; the Shares are duly listed, and admitted and authorized for trading;

(e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as disclosed in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, and to execute and deliver this Agreement;

(f) the Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the condition (financial or other), business, properties, results of operations of the Company and its subsidiaries taken as a whole or (ii) have a material adverse effect on the consummation of any of the transactions contemplated hereby or (iii) result in the delisting of shares of Common Stock from The New York Stock Exchange (“NYSE”) (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being referred to as a “Material Adverse Effect”);

(g) the Company owns directly or indirectly all of the issued and outstanding capital stock of each of its subsidiaries listed in Schedule D (collectively, the “Significant Subsidiaries”), complete and correct copies of the charters and the bylaws of the Company and each Significant Subsidiary and all amendments thereto have been delivered or made available to you, and no material changes therein will be made on or after the date hereof through and including the Time of Purchase; each Significant Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as disclosed in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; each Significant Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, right of first refusal or similar right and are owned by the Company subject to no security interest or other encumbrance; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Significant Subsidiaries are outstanding; and as of December 31, 2024, the Company has no “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act, other than the Significant Subsidiaries;

(h) this Agreement has been duly authorized, executed and delivered by the Company;

(i) the capital stock of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any;

(j) none of the Company or any of the Significant Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (C) any federal, state, local or foreign law, regulation or rule, (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE and the Financial Industry Regulatory Authority, Inc. (“FINRA”), or (E) any decree, judgment or order applicable to it or any of its properties (other than in the case of (A), except for breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect);

(k) the execution, delivery and performance of this Agreement, the issue of the Conversion Shares and the sale of the Shares pursuant hereto and compliance by the Company with all the provisions hereof and the consummation by the Company of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Significant Subsidiary pursuant to) (A) the charter or bylaws of the Company or any of the Significant Subsidiaries, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (C) any federal, state, local or foreign law, regulation or rule, (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) any decree, judgment or order applicable to the Company or any of the Significant Subsidiaries or any of their respective properties (other than in the case of (A), except for conflicts, breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect);

(l) The Company is duly registered as a savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended (“HOLA”), has elected to be treated and is qualified as a financial holding company under the applicable provisions of the HOLA and the Bank Holding Company Act of 1956, as amended, and is subject to supervision and regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”), and Charles Schwab Bank, SSB is a savings association for purposes of Section 10 of HOLA, a member of the Federal Reserve System and duly chartered as a state savings bank with the Texas Department of Savings and Mortgage Lending;

(m) The Company and each of its subsidiaries are in compliance with all laws administered by the Federal Reserve, the Federal Deposit Insurance Corporation (“FDIC”), the Consumer Financial Protection Bureau (“CFPB”) and any other federal or state bank regulatory authorities (together with the Federal Reserve, the FDIC and the CFPB, the “Bank Regulatory Authorities”) with jurisdiction over the Company or any of the Significant Subsidiaries, except for failures to be so in compliance that would not individually or in the aggregate have a Material Adverse Effect, and the deposit accounts of Charles Schwab Bank, SSB are insured up to applicable limits by the FDIC and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened;

(n) except as disclosed in the Pre-Pricing Prospectus and the Prospectus, or except for confidential supervisory information, which, under applicable law and regulation, the Company may not address in this representation, there are no material written agreements, memoranda of understanding, cease and desist orders, orders of prohibition or suspension or consent decrees, in each case that are material to the Company or any of the Significant Subsidiaries, between any Bank Regulatory Authority and the Company or any of the Significant Subsidiaries;

(o) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the stockholders of the Company, is required in connection with the sale of the Shares or the consummation by the

Company of the transactions contemplated hereby, other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, or (iii) under the rules of FINRA;

(p) each of the Company and its subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where the failure to have such licenses, authorizations, consents and approvals and make such filings would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(q) other than as set forth in the Pre-Pricing Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened, or contemplated by the Company to which the Company or any of its subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(r) Deloitte & Touche LLP, whose report on the financial statements of the Company and its subsidiaries is included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(s) the financial statements included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, of the Company present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, any Pre-Pricing Prospectus or the Prospectus that are not included or incorporated by reference as required; the Company and the Significant Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable; and the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, each Pre-Pricing Prospectus, the Prospectus and the Disclosure Package fairly present the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(t) neither the Company nor any of the Significant Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pre-Pricing Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pre-Pricing Prospectus and the Prospectus; and, since the respective dates as of which information is given or incorporated by reference in the Registration Statement and the Pre-Pricing Prospectus, there has not been any material change in the capital stock or long term debt of the Company or any of the Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole;

(u) the Company is not, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares will it be, and, after giving effect to the offering and sale of the Shares and the Share Repurchase, it will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended;

(v) each of the Company and the Significant Subsidiaries owns or has licensed all material inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information disclosed in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, identified as being owned or licensed by it or which is necessary or material to the conduct of its businesses (collectively, the “Intellectual Property”). To the knowledge of the Company, neither the Company nor any of the Significant Subsidiaries has infringed or is infringing the intellectual property of a third party. Neither the Company nor any Significant Subsidiary has received written notice of any claim by a third party of infringement or conflict with any such rights of others to Intellectual Property, except for such claims as would not, individually or in the aggregate, have a Material Adverse Effect;

(w) all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from the Company and each of the Significant Subsidiaries have been timely paid, except (i) those being contested in good faith and for which adequate reserves have been provided, or (ii) where the failure to pay such taxes or other assessments would not, individually or in the aggregate, have a Material Adverse Effect;

(x) neither the Company nor any Significant Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any Significant Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(y) the Company and each of the Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Disclosure Package is prepared in accordance with the Commission’s rules and guidelines applicable thereto; and (vi) except as disclosed in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus, there are no material weaknesses in the Company’s internal controls;

(z) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that have materially affected or are reasonably likely to materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission;

(aa) all statistical or market-related data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(bb) neither the Company nor any of the Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, employee or agent acting on behalf of the Company or any of the Significant Subsidiaries or any affiliate that directly or indirectly is controlled by the Company (such affiliate, a “downstream affiliate”) has violated or is in violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company, the Significant Subsidiaries, and, to the knowledge of the Company, its downstream affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(cc) the operations of the Company and the Significant Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all relevant jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Significant Subsidiaries with respect to the Anti-Money Laundering Laws that could reasonably be expected to have a Material Adverse Effect is pending or, to the Company’s knowledge, threatened;

(dd) neither the Company nor any of the Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Significant Subsidiaries is currently subject to any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)) or any other relevant sanction authority;

(ee) no Significant Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s property or assets to the Company or any other Significant Subsidiary, except as disclosed in the Registration Statement, each Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any;

(ff) except as disclosed in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase from the Company or any of its affiliates any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company; (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares and (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(gg) the sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;

(hh) the Company has not received any notice from the NYSE regarding the delisting of the Common Stock from the NYSE;

(ii) except pursuant to this Agreement, neither the Company nor any of the Significant Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(jj) neither the Company nor any of the Significant Subsidiaries has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(kk) to the Company’s knowledge, other than with respect to the subsidiaries of the Company that are members of FINRA, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date of the Pre-Pricing Prospectus, except as disclosed in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus;

(ll) the Company and each of its subsidiaries have commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of its material information technology equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) and data (including personally identifiable or regulated data (“Personal Data”)) used by the Company and each of its subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) there have been no breaches or unauthorized uses of or access to the IT Systems or Personal Data. The Company and each of its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and their public-facing policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification;

In addition, any certificate signed by any officer of the Company or any of the Significant Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter; and

4. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Selling Stockholder is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, has the corporate power and capacity to own and lease its property and to conduct its business as it is currently conducted;

(b) The Selling Stockholder has, and immediately prior to the Closing Date will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, (i) the Shares (other than the Conversion Shares) and (ii) the Nonvoting Shares to be converted into the Conversion Shares upon sale by the Selling Stockholder, in each case to be sold by the Selling Stockholder hereunder on such date, free and clear of all liens, security interests, encumbrances, equities or claims of any kind, other than pursuant to this Agreement and certain transfer restrictions as provided for in the Stockholder Agreement between The Toronto-Dominion Bank and the Company, dated as of November 24, 2019, and the Company’s charter; upon conversion of Nonvoting Shares into Conversion Shares and payment for the Shares, including the Nonvoting Shares to be converted into the Conversion Shares, to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC (unless delivery of such shares is unnecessary because such shares are already in possession of Cede or such nominee), registration of such shares in the name of Cede or such other nominee (unless registration of such shares is unnecessary because such shares are already registered in the name of Cede or such nominee), and the crediting of such shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC to such shares), (A) DTC shall be a “protected purchaser” of such shares within the meaning of Section 8-303 of the UCC and will acquire its interest in the shares (including without limitation, all rights that the Selling Stockholder had or has the power to transfer in such shares) free and clear of any “adverse claim” within in the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such shares and (C) no action based on any “adverse claim” within the meaning of Section 8-102 of the UCC to such shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the Company’s charter, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(c) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder;

(d) The Selling Stockholder has full right, power and authority to enter into this Agreement; the execution, delivery and performance of this Agreement by the Selling Stockholder, the consummation by the Selling Stockholder of the transactions contemplated hereby, including the compliance by the Selling Stockholder with its obligations hereunder do not and will not result in any violation of the charter or by-laws (or analogous governing instruments, as applicable) of the Selling Stockholder, and except for any such conflicts, breaches, defaults, violations, taxes, liens, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have any material impact on the performance by the Selling Stockholder of its obligations under this Agreement and the consummation by the Selling Stockholder of the transactions contemplated hereby, do not and will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon the Shares to be sold by the Selling Stockholder hereunder or any other property or assets of the Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Selling Stockholder or any property or assets of the Selling Stockholder; and, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental or non-governmental agency or body is required for the execution, delivery and performance of this Agreement by the Selling Stockholder, and the consummation by the Selling Stockholder of the transactions contemplated hereby;

(e) the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date the Pre-Pricing Prospectus was filed with the Commission and ends at the Time of Purchase did or will any Pre-Pricing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Pre-Pricing Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Basic Prospectus and ends at the Time of Purchase did or will any Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the Time of Purchase and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of each Permitted Free Writing Prospectus and ends at the Time of Purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (g) apply only to statements or omissions made in reliance upon and in conformity with information relating to the Selling Stockholder furnished in writing by or on behalf of the Selling Stockholder specifically for inclusion in the Registration Statement, Basic Prospectus, Pre-Pricing Prospectus, any Permitted Free Writing Prospectus, or the Prospectus Supplement (the “Selling Stockholder Information”); and

(f) The Selling Stockholder has not taken any action designed or intended or which might reasonably be expected to cause or result in, the unlawful stabilization or manipulation of the price of any security of the Company.

Any certificate signed by or on behalf of a Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Selling Stockholder to each Underwriter as to the matters covered thereby.

5. Certain Covenants of the Company. The Company agrees:

(a) to prepare the Prospectus in a mutually agreed form and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, if any, prior to the Time of Purchase unless mutually agreed; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act), and to comply with Rule 433(g) under the Act;

(b) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(c) to make available to the Underwriters, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(d) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement to be filed with the Commission and become effective before the Shares may be sold, the Company will use its reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(e) if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering and sale of Shares, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission or the Registration Statement shall cease to be an “automatic shelf registration statement” (as defined in Rule 405 under the Act) or the Company shall have received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Shares, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use its reasonable best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(f) if the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any offering and sale of Shares, to file with the Commission, prior to such third anniversary, a new registration statement under the Act relating to the Shares, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form satisfactory to you; such new registration statement shall constitute an “automatic shelf registration statement” (as defined in Rule 405 under the Act); provided, however, that if the Company is not then eligible to file an “automatic shelf registration statement” (as defined in Rule 405 under the Act), then such new registration statement need not constitute an “automatic shelf registration statement” (as defined in Rule 405 under the Act), but the Company shall use its reasonable best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify you of such effectiveness; the Company shall take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any;

(g) at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering and sale of Shares, to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use the Company’s reasonable best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time under the circumstances prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(h) subject to Section 4(g) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of the Shares; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing; and to promptly notify you of such filing;

(i) to pay the fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456(b)(1)(i) under the Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Act) and in compliance with Rule 456(b) and Rule 457(r) under the Act;

(j) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering and sale of the Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(g) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(k) the Company agrees that if at any time following issuance of a Permitted Free Writing Prospectus any event occurred or occurs as a result of which such Permitted Free Writing Prospectus would conflict with the information in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to you and, if requested by you, will prepare and furnish without charge to each Underwriter a Covered Free Writing Prospectus or other document that will correct such conflict, statement or omission;

(l) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(m) on your request, to furnish to you such reasonable number of copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(n) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, sale and delivery of the Shares to the Underwriters, including any stock or transfer taxes and stamp or similar duties payable upon the sale or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NYSE and any registration thereof under the Exchange Act; (vi) any filing for review of the public offering of the Shares by FINRA, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the fees and expenses of the Company’s counsel and independent accountants, and (x) the performance of the Company’s other obligations hereunder; provided, however, that except as otherwise set forth in Sections 7 and 11 of this Agreement, the Underwriters shall pay their own costs and expenses, including the costs and expenses of counsel for the Underwriters;

(o) not, at any time at or after the execution of this Agreement, directly or indirectly, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(p) not to, and to cause each of its direct and indirect subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(q) beginning on the date hereof and ending on, and including, the date that is 45 days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of TD Securities (USA) LLC, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock, or any securities that are convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement (other than registration statements on Form S-8) under the Act relating to the offer and sale of any Common Stock, or any securities that are convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, or any securities that are convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the vesting of a restricted stock unit or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus, (C) any shares of Common Stock issued pursuant to any non- employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus, (D) the filing of a registration statement or prospectus supplement in compliance with the request of any person who has the right, as of the date hereof, to require the Company to file such registration statement or prospectus supplement, and (E) any shares of Common Stock, restricted stock and restricted stock units or any securities convertible into or exercisable or exchangeable for Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus;

(r) to maintain the listing of the Common Stock, including the Shares, for quotation on the NYSE; and

(s) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

6. Certain Covenants of the Selling Stockholder. The Selling Stockholder agrees:

(a) The Selling Stockholder will deliver to the Representatives on or prior to the Closing Date a properly completed and executed U.S. Department of the Treasury Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person) or such other applicable form or statement specified by U.S. Department of the Treasury regulations in lieu thereof;

(b) The Selling Stockholder will not directly or, to the knowledge of the Selling Stockholder, indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity identified on a list established under Section 83.05 of the Criminal Code (Canada) or in any orders or regulations promulgated under the United Nations Act (Canada), the Special Economic Measures Act (Canada) or the Freezing Assets of Corrupt Foreign Officials Act (Canada) (collectively, the “Canadian Economic Sanctions Regulations”) or any other then-current Sanctions Target except to the extent permissible under the Sanctions and/or the Canadian Economic Sanctions Regulations, as applicable;

(c) The Selling Stockholder agrees that it will not prepare or have prepared on its behalf or use or refer to any “free writing prospectus” (as defined in Rule 405 under the Act) and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares;

(d) During the period when delivery of a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a)) is required under the Securities Act, the Selling Stockholder will advise the Representatives promptly, and will confirm such advice in writing to the Representatives, of any change in the information relating to the Selling Stockholder Information in the Registration Statement, the Prospectus or any document comprising the Disclosure Package and, to the extent such information comes to the attention of the Selling Stockholder, (i) any material change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; or (ii) any new material information relating to the Company or relating to any matter stated in the Prospectus or any Free Writing Prospectus; and

(e) The Selling Stockholder will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Selling Stockholder prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares.

7. Reimbursement of Underwriters’ Expenses.

(a) If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 10 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Selling Stockholder shall, in addition to paying the amounts described in Section 5(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel; and

(b) The Selling Stockholder will pay all fees and expenses incident to the performance of the Selling Stockholder’s obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to any fees and expenses of counsel for the Selling Stockholder and all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder. The underwriting discount associated with the sale of the Shares to be sold by the Selling Stockholder hereunder shall be deducted from the Selling Stockholder’s proceeds from the sale of such Shares.

8. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder on the date hereof, the Applicable Time, at the Time of Purchase and the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the Time of Purchase an opinion of Wachtell, Lipton, Rosen & Katz, special counsel for the Company, addressed to the Underwriters, and dated Time of Purchase with executed copies for each of the other Underwriters in form and substance reasonably satisfactory to the Representatives.

(b) The Company shall furnish to you at the Time of Purchase an opinion of the Office of Corporate Counsel of the Company, addressed to the Underwriters, and dated the Time of Purchase with executed copies for each of the other Underwriters in form and substance reasonably satisfactory to the Representatives.

(c) The Selling Stockholder shall furnish to you at the Time of Purchase an opinion of Simpson Thacher & Bartlett LLP, counsel for the Selling Stockholder, addressed to the Underwriters, and dated Time of Purchase with executed copies for each of the other Underwriters in form and substance reasonably satisfactory to the Representatives.

(d) The Selling Stockholder shall have furnished to the Representatives at the Time of Purchase a certificate, dated the such date, signed by, or on behalf of, the Selling Stockholder stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct as of the Time of Purchase and that the Selling Stockholder has complied with all agreements contained herein to be performed by the Selling Stockholder at or prior to the Closing Date.

(e) You shall have received from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement, the Time of Purchase and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms satisfactory to you, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, with respect to the Company.

(f) You shall have received at the Time of Purchase the written opinion and negative assurance statement of Allen Overy Shearman Sterling US LLP, counsel for the Underwriters, dated the Time of Purchase in form and substance reasonably satisfactory to the Representatives.

(g) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(h) The Registration Statement shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 p.m., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(i) Prior to and at the Time of Purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Pre-Pricing Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) the Disclosure Package and any amendment or supplement thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(j) The Company will deliver to you a certificate of the Chief Financial Officer of the Company, dated, respectively, the date of this Agreement and the Time of Purchase, in form and substance reasonably satisfactory to the Representatives, with respect to certain data contained in the Disclosure Package and the Prospectus providing “management comfort” with respect to such information.

(k) The Company will at the Time of Purchase deliver to you a certificate of the Chief Financial Officer of the Company, dated the Time of Purchase, in form and substance reasonably satisfactory to the Representatives.

(l) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the Time of Purchase as you may reasonably request.

(m) The Shares shall have been approved for listing or quotation on the NYSE or comparable securities exchange.

(n) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

9. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, in the case of the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, exclusive of any amendment or supplement thereto) there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any (in the case of the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, exclusive of any amendment or supplement thereto), or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the NYSE American LLC or the NASDAQ Stock Market; (B) a suspension or material limitation in trading in the Company’s common stock on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, (in the case of the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, exclusive of any amendment or supplement thereto) or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Significant Subsidiary by any “nationally recognized statistical rating organization,” as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

If the Representatives elect to terminate this Agreement as provided in this Section 9, the Company, the Selling Stockholder and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company or the Selling Stockholder shall be unable to comply with any of the terms of this Agreement, neither the Company nor the Selling Stockholder shall be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(n), and 7 hereof), and the Underwriters shall be under no obligation or liability to the Company or the Selling Stockholder under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

10. Increase in Underwriters’ Commitments. Subject to Sections 8 and 9 hereof, if any Underwriter shall default in its obligation to take up and pay for the Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 8 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) and if the number of Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Shares the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Selling Stockholder agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder unless all of the Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Selling Stockholder or selected by the Selling Stockholder with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Selling Stockholder for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Selling Stockholder or you shall have the right to postpone the Time of Purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Selling Stockholder shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company or the Selling Stockholder to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Stockholder. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” that sells Shares on behalf of such Underwriters (each, an “Underwriter Indemnified Party”), and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter, as set forth in Section 12 hereof, furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission, or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter, as set forth in Section 12 hereof, furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) The Selling Stockholder agrees to indemnify, defend and hold harmless each Underwriter Indemnified Party, and their successors and assigns, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter, as set forth in Section 12 hereof, furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission, or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter, as set forth in Section 12 hereof, furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading; but in each case only to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission in the Selling Stockholder Information; provided that, for purposes of this Agreement, the Company and the Underwriters acknowledge that the only “Selling Stockholder Information” is the information about the Selling Stockholder set forth under the caption “Selling Stockholder” (other than the information regarding percentage of the Company’s common stock, the Company’s nonvoting common stock and economic interest in the Company owned by the Selling Stockholder appearing under such caption). The liability of the Selling Stockholder under this indemnification provision shall be limited to an amount equal to the gross proceeds to the Selling Stockholder from the sale of the Shares pursuant to this Agreement.

(c) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, the Selling Stockholder, their respective directors and officers and any person who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter, as set forth in Section 12 hereof, furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the

Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter, as set forth in Section 12 hereof, furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or such Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(d) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company, the Selling Stockholder or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 11, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 11(d), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(e) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a) and (b) of this Section 11 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(f) The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

(g) The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of each of the Company and the Selling Stockholder contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the Selling Stockholder or their respective directors or officers or any person who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, the Selling Stockholder and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Selling Stockholder, against any of the Company’s or the Selling Stockholder’s officers or directors in connection with the sale of the Shares, or in connection with the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

12. Information Furnished by the Underwriters. The statements set forth in the fourth, sixth, seventh and ninth paragraphs under the caption “Underwriting (Conflicts of Interest)” in the Prospectus Supplement, only insofar as such statements relate to the amount of selling concession and reallowance or to stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 11 hereof.

13. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile or email, as applicable, and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to TD Securities (USA) LLC at 1 Vanderbilt Avenue, New York, New York 10017, Attention: Head of Equity Capital Markets, with a copy, not constituting notice, to CIBLegal@tdsecurities.com, if to Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282-2198, Attention: Registration Department, Email: registration-syndops@ny.email.gs.com, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 3000 Schwab Way, Westlake, Texas 76262, Attention: Michael Verdeschi, Managing Director and Chief Financial Officer, email: Mike.Verdeschi@schwab.com, facsimile number: (817) 859-5000, with a copy, not constituting notice, to Wachtell, Lipton, Rosen & Katz at 51 W 52nd St, New York, NY 10019, Attention: Matthew M. Guest; Kathryn Gettles-Atwa, facsimile number (212) 403-2000, and, if to the Selling

Stockholder, shall be sufficient in all respects if delivered or sent to TD Group US Holdings LLC, 2035 Limestone Rd, Wilmington, Delaware 19808, Attention: Mark R. Chauvin, Chair and Chief Executive Officer, email: Mark.Chauvin@td.com , with a copy, not constituting notice, to TD Group US Holdings LLC, 2035 Limestone Rd, Wilmington, Delaware 19808, Attention: Cynthia Adams, General Counsel, email: Cynthia.Adams@td.com and Simpson Thacher & Bartlett LLP at 425 Lexington Avenue, New York, New York 10017, Attention: William R. Golden III, email: wgolden@stblaw.com; Ravi Purushotham, email: rpurushotham@stblaw.com.

14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Selling Stockholder consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Selling Stockholder hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter, the Selling Stockholder and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Selling Stockholder agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Selling Stockholder and may be enforced in any other courts to the jurisdiction of which the Company and the Selling Stockholder is or may be subject, by suit upon such judgment.

16. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Selling Stockholder and the Company and, to the extent provided in Section 11 hereof, the controlling persons, partners, directors and officers and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17. No Advisory or Fiduciary Relationship. The Company and the Selling Stockholder hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Shares. The Company and the Selling Stockholder further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, the Selling Stockholder or their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Shares, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company and the Selling Stockholder, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and Selling Stockholder hereby each confirm their understanding and agreement to that effect. The Company, the Selling Stockholder and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company and the Selling Stockholder regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for any of the Company’s securities, do not constitute advice or recommendations to the Company and the Selling Stockholder. The Company and the Selling Stockholder hereby waive and release, to the fullest extent permitted by law, any claims that they each may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Selling Stockholder in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions. The Selling Stockholder further acknowledges and agrees that, although the Representatives may provide the Selling Stockholder with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Representatives are not making a recommendation to the Selling Stockholder to sell any Shares at the purchase price per share to be paid by the Underwriters to the Selling Stockholder, and nothing set forth in such disclosures or documentation is intended to suggest that any Representative is making such a recommendation.

18. Patriot Act. In accordance with the requirements of the Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholder, which information may include the name and address of the Underwriters’ respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

19. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g.,www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company, the Selling Stockholder and their successors and assigns and any successor or assign of any substantial portion of the Company’s, Selling Stockholder’s and any of the Underwriters’ respective businesses and/or assets.

21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of, the United States or a state of the United States.

For purposes of this Section 21, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

If the foregoing correctly sets forth the understanding between the Company, the Selling Stockholder and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholder and the Underwriters, severally.

Very truly yours,

THE CHARLES SCHWAB CORPORATION

By:	/s/ Michael Verdeschi
Name:	Michael Verdeschi
Title:	Managing Director and Chief Financial Officer

TD GROUP US HOLDINGS LLC

By:	/s/ Mark R. Chauvin
Name:	Mark R. Chauvin
Title:	President and Chief Executive Officer

[Signature Page to the Underwriting Agreement]

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A.

TD SECURITIES (USA) LLC

By:	/s/ Scott D. Robertson
Name:	Scott D. Robertson
Title:	Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Elizabeth Wood
Name:	Elizabeth Wood
Title:	Managing Director

[Signature Page to the Underwriting Agreement]

SCHEDULE A

THE UNDERWRITERS

[Attached on Following Pages]

A-1

Underwriter	Number of Shares
TD Securities (USA) LLC	101,410,960
Goldman Sachs & Co. LLC	33,547,615
BofA Securities, Inc.	8,386,904
Barclays Capital Inc.	3,354,762
J.P. Morgan Securities LLC	3,354,762
Morgan Stanley & Co. LLC	3,354,762
Apollo Global Securities, LLC	896,132
Blackstone Securities Partners L.P.	896,132
Brookfield Securities LLC	896,132
KKR Capital Markets LLC	896,132
SPC Capital Markets LLC	896,132
TPG Capital BD, LLC	896,132
BTIG, LLC	768,113
Truist Securities, Inc.	768,113
Citizens JMP Securities, LLC	544,080
M&T Securities, Inc.	544,080
BMO Capital Markets Corp.	256,038
CIBC World Markets Corp.	256,038
Mizuho Securities USA LLC	256,038
National Bank of Canada Financial Inc.	256,038
Natixis Securities Americas LLC	256,038
Raymond James & Associates, Inc.	256,038
RBC Capital Markets, LLC	256,038
Santander US Capital Markets LLC	256,038
Scotia Capital (USA) Inc.	256,038
Desjardins Securities International Inc.	128,019
Laurentian Bank Securities Inc.	128,019
Academy Securities, Inc.	64,009
American Veterans Group, PBC	64,009
AmeriVet Securities, Inc.	64,009
Apto Partners, LLC	64,009
Bancroft Capital, LLC	64,009
Blaylock Van, LLC	64,009
Cabrera Capital Markets LLC	64,009
Canaccord Genuity Corp.	64,009
CastleOak Securities, L.P.	64,009
C.L. King & Associates, Inc.	64,009
Drexel Hamilton, LLC	64,009
Great Pacific Securities	64,009
Independence Point Securities LLC	64,009
MFR Securities, Inc.	64,009
Mischler Financial Group, Inc.	64,009
Penserra Securities LLC	64,009
R. Seelaus & Co., LLC	64,009
Roberts & Ryan, Inc.	64,009
Samuel A. Ramirez & Company, Inc.	64,009
Siebert Williams Shank & Co., LLC	64,009
Stern Brothers & Co.	64,009
Telsey Advisory Group LLC	64,009
Tigress Financial Partners LLC	64,009

Total	165,443,530

A-2

SCHEDULE B

PERMITTED FREE WRITING PROSPECTUSES

Free Writing Prospectus filed by the Company with the Commission on February 10, 2025 pursuant to Rule 433 under the Act.

B-1

SCHEDULE C

PRICING INFORMATION

Shares to be Sold: 165,443,530 shares

Offering Price to the Public: $79.250 per share

Underwriting Discounts and Commissions: 1.600%

Estimated Net Proceeds to the Selling Stockholder (after underwriting discounts and commissions, but before transaction expenses): $12,901,617,356.46

C-1

SCHEDULE D

SIGNIFICANT SUBSIDIARIES

1.	Charles Schwab & Co., Inc., a California corporation,

2.	Charles Schwab Bank, SSB, a Texas-chartered state savings bank, and

3.	Schwab Holdings, Inc., a Delaware corporation.

D-1